UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 6, 2007

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13026	36-2984916
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

One East Weaver Street, Greenwich, Connecticut 06831

(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including Area Code  (203) 661-1926

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2007, we and Robert B. Goergen, our chairman and chief executive officer, entered into an amendment to his employment agreement.  In light of the fact that Mr. Goergen did not receive any adjustment in his compensation in recognition of the postponement of the commencement date for the payment to him of $500,000 in annual supplemental pension benefits, we have agreed to provide an additional supplement pension benefit to Mr. Goergen.  Mr. Goergen will earn an additional supplemental pension benefit in a quarterly amount of $125,000 commencing retroactively to August 1, 2006, and each November 1, February 1, May 1 and August 1 thereafter, the payment of which will be deferred until after his separation from service (this amount will accrue interest at the rate of 6% per year).  The deferred supplemental pension benefit will be paid in annual installments of $400,000 until paid in full, provided that the entire unpaid balance will generally be paid upon death.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: June 8, 2007	By: /s/	Michael S. Novins
Name: Michael S. Novins
Title: Vice President and General Counsel